Exhibit 10.16

Veracyte, Inc.

2012 Executive Bonus Plan

I. Objective

The Executive Bonus Plan (the “Plan”) is intended to provide incentive compensation to retain and attract top talent and to align bonus awards with the achievement of corporate goals.

II. Summary

A.                                    Effective Date

The plan is effective for each calendar year beginning January 1 and ending December 31.  It shall remain in effect until otherwise determined by the Board of Directors.

B.                                    Eligibility

The Plan applies to full time employees in Executive level positions (C-Suite, excluding the CEO) who are not otherwise eligible for participation in a Company commission plan.  Participants must be hired on or before October 1 of the calendar year to be eligible for a bonus payment in that year.  Eligibility is contingent upon employment through the end of the bonus period.  Participants must also be an active employee on the Veracyte payroll, on the date of the actual payout in order to be eligible for the bonus.

C.                                    Determination of Bonus Awards

1.  Funding

Funding of the Plan for each bonus period is based on achievement of the Company’s annual corporate goals as determined by the Board of Directors, in its sole discretion.

2.  Bonus Formula

The 2012 target bonus is 20%.  A target bonus award is calculated by multiplying the annual base salary, prorated based on length of service in the position, by the target bonus percentage.  Actual bonus awards will be based on the funding of the bonus program in any bonus period.

3.  Bonus Awards

Bonus recommendations will be made by the CEO and the Compensation Committee and approved by the Board of Directors.  Bonuses may be paid partly in cash and partly in company stock or fully-vested stock options, the percentage of which will be determined in the sole discretion of the Board of Directors.

The calculation and payment of bonuses under the Plan will occur as soon as administratively practicable following the completion of the applicable bonus period, but in no case later than March 15th of the calendar year following the year in which the bonus is earned.

III. Interpretation

Any ambiguous term under this Plan shall be resolved at the discretion of the Board.

IV. Signature

Participant acknowledges his/her understanding of the Executive Bonus Plan, including the discretionary nature of the plan, by signing below.

VERACYTE, INC.	PARTICIPANT

Name	Name

By:	By:

Date:	Date: